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                                                                   Exhibit 10.13

                                   AGREEMENT

         AGREEMENT between Univar United Kingdom, Ltd., a United Kingdom corporation (the "Corporation"), and Jeffrey Ellwood (the "Executive"), dated as of March 2, 1995.
                                    RECITALS

         A. The Corporation is an indirect wholly owned and controlled subsidiary of Univar Corporation, a Delaware corporation (the "Parent");

         B. The Executive is an employee of long service with the Corporation and the Parent;

         C. The Corporation and the Parent recognize that the possibility of a change in control exists and that the threat or the occurrence of a change in control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

         D. The Corporation and the Parent have determined that it is essential and in their best interest and the best interest of stockholders of the Parent to retain the services of the Executive in the event of a threat or occurrence of a change in control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

         E. In order to induce the Executive to remain in the employ of the Corporation, particularly in the event of a threat or the occurrence of a change in control, the Corporation desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event his employment is terminated as a result of, or in connection with, a change in control.

         NOW, THEREFORE, it is hereby agreed as follows:

         1. TERM OF AGREEMENT. This Agreement shall remain in effect until canceled by the Corporation. This Agreement shall be automatically canceled on the date (the "Cancellation Date") that is one year after the date the Corporation gives the Executive written notice of cancellation; except that if a Change in Control, as defined in Section 2, occurs prior to such Cancellation Date, this Agreement shall remain in effect with respect to all rights accruing as a result of the occurrence of the Change in Control. This Agreement shall terminate and have no force or effect if Executive's employment is terminated for any reason prior to a "Change in Control" as defined below except under the circumstances set forth in Section 2(d) below.

         2. CHANGE IN CONTROL. "Change in Control" shall mean the occurrence during the term of this Agreement of any of the following events:
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                 (a)      An acquisition (other than directly from the Parent)
of any voting securities of the Parent (the "Voting Securities") by a "Person" or "Group" (as such terms are used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than fifty percent (50%) of the combined voting power of the Parent's then outstanding Voting Securities.

                 (b) The Board of Directors of the Parent (the "Board") ceases for any reason to have at least a majority of "Unaffiliated Directors" (which shall be defined as all members of the Board except those who are or were proposed for nomination as a member of the Board, or otherwise are "affiliated" or "associated" (as those terms are used for purposes of Rule 12b-2 of the 1934 Act Regulations) with a Person which has Beneficial Ownership of ten percent (10%) or more of the combined voting power of the Parent.

                 (c)      Approval by stockholders of the Parent of:

                          (1)     A merger, consolidation or reorganization
involving the Parent, unless

                                  (i)      the stockholders of the Parent,
immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                                  (ii)     at least a majority of the members
of the board of directors of the Surviving Corporation are Unaffiliated Directors who were directors of the Parent immediately prior to the execution of the agreement providing for such merger or consolidation; or

                          (2)     A complete liquidation or dissolution of the
Parent.

                 (d) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated during the term of this Agreement and the Executive reasonably demonstrates that such termination
(i) was at the request of a third party who has indicated an intention to take or has taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

         3. TERMINATION OF EMPLOYMENT. If, during the term of this Agreement, there is a termination of the Executive's employment after a Change in Control, the Executive shall have the right
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to receive compensation and benefits described in Sections 4 and 5.  The term
"termination of the Executive's employment" for purposes of this Agreement, shall mean resignation or any other termination of the Executive for any reason other than: (i) cause (as defined below), (ii) the Executive's having reached age 60, (iii) death, or (iv) disability if the Executive had been employed by Parent and the disability would have been covered by the Parent's long-term disability plan. "Termination Date" shall mean the effective date of the termination of the Executive's employment. The term "Cause" shall mean (a) continued failure by Executive to perform his or her duties (except as a direct result of the Executive's incapacity due to physical or mental illness) for a period of at least six (6) months after receiving written notification by the Chief Executive Officer of the Parent or an individual designated by such Chief Executive Officer (or the Board in the case of the Chief Executive Officer) identifying the manner in which the Executive has failed to perform his or her duties; (b) engaging in conduct, which, in the opinion of a majority of the Board is materially injurious to the Corporation; or (c) conviction of the Executive of a misdemeanor involving moral turpitude or any felony.

         4. COMPENSATION. Subject to the provisions of Section 8, if there is a termination of the Executive's employment on or before 24 months after a Change in Control, the Executive shall have the right to receive the compensation described in this section during the Compensation Period even if the Executive is employed by another employer or is self-employed during that period. The term "Compensation Period" shall mean the period between the Termination Date and 30 months thereafter. However, in no event shall the Compensation Period extend beyond the end of the month in which the Executive reaches 60 years of age. During the Compensation Period the Executive shall continue to receive his Annual Salary and Target Incentives. The term "Annual Salary" shall mean the annual salary being paid the Executive immediately before his termination, determined prior to any deductions actually taken from salary (a) for salary reductions or deferrals under any plan of the Corporation or the Parent, (b) for payment of employee benefits under any plan of the Corporation or the Parent which were charged to the Executive, and (c) for the purchase of stock under any plan of the Corporation or the Parent. The term "Target Incentive" shall mean the Target Incentive as determined under the incentive plan last in effect for the Executive. The Annual Salary and Target Incentive shall be paid in equal monthly installments. Notwithstanding any other provision in this paragraph, if the Executive's Annual Salary and Target Incentive is less than the average of the Executive's gross compensation for the three United Kingdom tax years prior to the Executive's Termination Date, the Executive shall receive, in monthly payments, such average annual gross compensation during the compensation period instead of his current Annual Salary and Target Incentive. The term "gross compensation" shall mean compensation as reported on the Executive's Inland Revenue Form P60) plus any of the following three items to the extent they were not reported on the Executive's Inland Revenue Form P60: (1) any salary
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reductions or deferrals under any plan of the Corporation or the Parent; (2)
any amounts paid for employee benefits under any plan of the Corporation or the Parent which are charged to the Executive, and (3) any amounts charged to the Executive for the purchase of stock under any plan of the Corporation or the Parent.

         5. BENEFITS. Subject to the provisions of Section 8, if there is a termination of the Executive's employment on or before 24 months after a Change in Control, the Executive shall continue to be treated during the Compensation Period as an "employee" under all stock option, purchase, or acquisition plans in effect on his Termination Date; however, no new stock or option awards shall be granted after the Executive's Termination Date. The Executive, his dependents, beneficiaries and/or estate shall continue to be entitled to all benefits under medical, dental, life insurance and similar plans (except for any disability plan) that are in effect on the Executive's Termination Date. If by reason of law or government regulation or third-party contractual restriction the Executive, his dependents, beneficiaries and/or estate, cannot receive or participate in a benefit, the Corporation shall, to the extent necessary, pay or provide for payment of such benefit to the Executive, his dependents, beneficiaries and/or estate in the same amount and manner as they would have been provided by the plan. Notwithstanding the foregoing, if the Executive is employed by another employer, the Corporation shall not provide any medical, dental, life insurance and similar benefit to the extent it is provided by the other employer. The Executive shall not, except as provided above, continue to participate in or accrue any benefits (beyond the benefits accrued as of the date of termination) under any retirement, stock purchase, savings or other plan offered by the Corporation or the Parent after his Termination Date nor shall the Corporation or the Parent provide equivalent benefits.

         6. EFFECT OF DEATH. In the event of the death of the Executive during the Compensation Period, the compensation under Section 4 for the month in which death occurs shall be paid to the Executive's estate and the Compensation Period shall be deemed to have ended as of the close of business on the last day of the month in which the death occurred. Coverage of the Executive and any dependents under any plan described in Section 5 shall also end on such date. Nothing in this section shall affect payments due in respect of the Executive's death.

         7. NON-COMPETITION AND CONFIDENTIALITY. The Executive agrees that:

                          (a)     The Corporation shall cease providing
         payments and benefits under Section 4 and 5 (other than benefits or payments already earned or accrued) if, during the Compensation
         Period, the Executive shall be employed by or otherwise engage or be interested in any business which is competitive with any business of the Corporation or the Parent or of any of their affiliates in which the Executive was engaged during his employment prior to a
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         termination and if, but only if, such employment or activity is likely to cause, or causes, serious damage to the Corporation or the Parent or any of their affiliates; and

                 (b) during and after the Compensation Period, the Executive will not divulge or appropriate to the Executive's own use or the use of others any secret or confidential information or knowledge pertaining to the business of the Corporation, the Parent, or any of their affiliates, obtained during his employment by the Corporation, the Parent, or any of their affiliates.

The Corporation has determined, in its best judgment, that the payments to the Executive under Sections 4 and 5 are reasonable consideration for not competing as defined in (a) and for maintaining the confidentiality of information as provided for in (b).

         8. ARBITRATION OF ALL DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration in London, England in accordance with the laws of the United Kingdom by three arbitrators, one of whom shall be appointed by the Corporation, one by the Executive, and the third of whom shall be appointed by the first two arbitrators. The arbitration shall be conducted in accordance with the rules of the United Kingdom Arbitration Act, except with respect to the selection of arbitrators which shall be as provided in this Section 8. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any and all of the Executive's rights under this Agreement, the Corporation shall pay the Executive's reasonable attorneys' fees and costs and expenses in connection with the enforcement of his said rights (including the enforcement of any arbitration award in court), regardless of the final outcome, unless the arbitrators shall determine that under the circumstances recovery by the Executive of all or part of any such fees and costs and expenses would be unjust.

         9. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to Executive at the last address he has filed in writing with the Corporation or, in the case of the Corporation, at its principal executive offices.

         10. NON-ALIENATION. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law.

         11. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the law of the United Kingdom.
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         12.     AMENDMENTS.  This Agreement may not be changed, waived or
discharged orally but only by an instrument in writing signed by the parties against which enforcement of such change, waiver, or discharge is sought.

         13. SUCCESSORS. This Agreement shall extend to and be binding upon the Corporation, its successors and assigns.

         14. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

         15. HEADINGS. The headings of the sections in this Agreement are solely for convenience or reference and shall not control the meaning or interpretation of any provision of this Agreement.

                                          UNIVAR UNITED KINGDOM, LTD.

                                          By__________________________________

                                          Its_________________________________

                                          EXECUTIVE

                                          ____________________________________
                                          Jeffrey Ellwood